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                                                                EXHIBIT 10.12.5


                               AMENDMENT TO THE

                       1997 INCENTIVE COMPENSATION PLAN
                       --------------------------------


                            Effective March 5, 1999


1. The following is added as Section 6.11 Committee Determination of Option Terms to the 1997 Incentive Compensation Plan:


        "6.11 Committee Determination of Option Terms.
        Notwithstanding anything to the contrary in Section 6.4 or Section 6.7, the Committee determines the period of time the Option is exercisable (provided that no Option shall be exercised later than the tenth anniversary of its grant) and to the extent that the Option Agreement provides for exercisability of the Option during a period when Section
        6.4 or Section 6.7 would not otherwise permit exercise of the Option, the Option Agreement shall control as to such exercisability."

2. The last sentence of Section 7.3 Non-Transferability of Retricted Stock of the 1997 Incentive Plan is deleted in its entirety.


IN WITNESS WHEREOF, the Company has duly executed this Amendment effective as of the day, month and year first written above.


                                        Ventas, Inc.

                                        By: /s/ W. Bruce Lunsford
                                            ---------------------
                                            W. Bruce Lunsford
                                            Chairman of the Board